                                   FORM 8-K
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of l934


Date of Report (Date of earliest event reported)________________________________ June 30, 1998
--------------------------------------------------------------------------------


FCC National Bank on behalf of First Chicago Master Trust II
--------------------------------------------------------------------------------
        (Exact name of registrant as specified in its charters)


  United States of America             0-16337                    51-0269396
--------------------------------------------------------------------------------
(State or other jurisdiction           (Commission              (IRS Employer
      of incorporation)                File Number)          Identification No.)


One Gateway Center, 300 King Street, Wilmington, Delaware 19801
--------------------------------------------------------------------------------
  (Address of principal executive office)                         (Zip Code)


Registrant's telephone number, including area code:  302-656-5020

Item 5.  Other Events.
------

         Effective for the June 1998 Due Period, FCC National Bank (the "Bank") will transfer amounts collected on recoveries of charged off Accounts to First Chicago Master Trust II (the "Trust"). Any recoveries so transferred will generally be treated as collections of Finance Charge Receivables. Amounts treated as recoveries will be included in collections for the July 1998 Distribution Date. Recoveries are generated only from collections received on Defaulted Receivables which were charged off while included in the assets of the Trust. The addition of recoveries to the Trust is reflected in the 1998 Amendment dated as of June 1, 1998 (the "Amendment") to the Pooling and Servicing Agreement of the Trust dated as of June 1, 1990 (the "Agreement"), each between the Bank, as seller and servicer, and Norwest Bank Minnesota, National Association, as trustee. A copy of the Amendment is attached hereto as
Exhibit 99.01. Capitalized terms used herein, which are not defined herein, have the meaning ascribed to them in the Agreement or Amendment, as applicable.

Item 7.  Financial Statements and Exhibits.
-------

(c)      Exhibits

         Exhibit Number    Description of Exhibit
         --------------    ----------------------

         99.01 1998 Amendment to the Pooling and Servicing Agreement of First Chicago Master Trust II dated as of June 1, 1998.


                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        FCC NATIONAL BANK
                                        --------------------------------

Date: July 7, 1998                      By  /s/  Sharon A. Renchof
                                          --------------------------------------
                                          Title:  Assistant Secretary

                               INDEX TO EXHIBITS


Exhibit                        Description of                 Sequential Page
 Number                           Exhibit                         Number
-------                        --------------                 ---------------

99.01                1998 Amendment to the Pooling and
                     Servicing Agreement for First Chicago Master
                     Trust II dated as of June 1, 1998